UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2015 (July 31, 2015)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Columbine Street, Suite 500
Denver, Colorado 80206

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2015, Emerald Oil, Inc. (the “Company”) and two of its wholly owned subsidiaries entered into a purchase and sale agreement (the “Purchase Agreement”) and other related agreements with Koch Exploration Company, LLC, a wholly owned subsidiary of Koch Industries, Inc., pursuant to which Koch Exploration will acquire a 30% working interest in all of the Company’s undeveloped southern drilling spacing units in McKenzie County, North Dakota, consisting of approximately 25,000 net acres, for approximately $16.6 million. Additionally, Koch Exploration agreed to acquire a portion of the Company’s undeveloped leasehold in Richland County, Montana, consisting of approximately 4,500 net acres, for approximately $0.9 million.  Koch Exploration will reimburse the Company for the proportionate 30% share of existing AFEs for recently drilled and uncompleted wells in southern McKenzie County, North Dakota.  The aggregate size of the transaction is approximately $24.7 million. The purchase price is subject to customary adjustments and other closing conditions typical for a transaction of this type, including downward adjustments for title and environmental defects under certain circumstances. The Company intends to use all proceeds to repay outstanding borrowings under the Company’s revolving credit facility.

In conjunction with the transaction, the Company and Koch Exploration have agreed to drill two wells in 2016 in southern McKenzie County, North Dakota on two undeveloped drilling spacing units. The companies have established an area of mutual interest (“AMI”) in which the parties have agreed to evenly split either party’s future leasehold acquisition and drilling costs in the AMI.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto, and the closing of the transaction contemplated by the Purchase Agreement is subject to the satisfaction of certain customary closing conditions as described therein. The effective date of the transaction is July 1, 2015, and the Company expects to close the acquisition on or about September 30, 2015.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 3, 2015, the Company issued a press release announcing the execution of the Purchase Agreement and other updates regarding the Company. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description of Exhibit

2.1	Purchase and Sale Agreement, dated July 31, 2015, by and among Emerald Oil, Inc., Emerald WB LLC, Emerald NWB, LLC and Koch Exploration Company, LLC.

99.1	Press release dated August 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By:	/s/ McAndrew Rudisill
Name:	McAndrew Rudisill
Title:	Chief Executive Officer

Date: August 3, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Purchase and Sale Agreement, dated July 31, 2015, by and among Emerald Oil, Inc., Emerald WB LLC, Emerald NWB, LLC and Koch Exploration Company, LLC.

99.1	Press release dated August 3, 2015.